As filed with the Securities and Exchange Commission on March 15, 2002 File No. 811-3584

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S_8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               INDIGO ENERGY INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



      Delaware                                                13-4105842
-------------------------------                         -----------------------
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                            Identification No.)


                            Consulting Agreement with
                                   Brent Fouch
--------------------------------------------------------------------------------
                            (Full title of the plan)


           Joel K. Bloomer, 6012 Palmas Street, Apt. B, Reno, NV 89509
           -----------------------------------------------------------
                     (Name and Address of Agent for Service)


                                 (775) 828-1230
                                 ---------------
          (Telephone number including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE

                                                      Proposed           Proposed
                                                       Maximum            Maximum
Title of Securities               Amount of           Offering           Aggregate
        Amount
Securities to be Registered       Shares to be        Price Per          Offering       of Reg.
                                  Registered            Share             Price          Fee2

$.001 par value Common Stock        50,000              $1.58            $79,000        $18.88
Totals                              50,000              $1.58            $79,000        $18.88
----------------------------------------------------------------------------------------------

Total No. of pages: 23                             Exhibit Index on Page No: 14

                  Pursuant to Rule 416(c) promulgated under the Securities Act of 1933, as amended, the Registration Statement also covers an indeterminate amount of Shares to be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.

        2         Based upon the average bid and asked prices of the Company's
                  Common Stock in over-the-counter trading on March 11, 2002.


                                   PROSPECTUS

                                INDIGO ENERGY INC
                               535 Westgate Drive,
                             Napa, California 94558
                                 (707) 254-9302

                         (50,000 SHARES OF COMMON STOCK)



     This Prospectus relates to the offer and sale by INDIGO ENERGY INC., a Delaware corporation ("the Company") of shares of its $0.001 par value common stock (the "Common Stock) to a certain consultant of the Company (the "Consultant) pursuant to agreements entered into between the Company and the Consultant. The Company is registering hereunder and then issuing upon receipt of adequate consideration therefor to the Consultant 50,000 shares of the Common Stock in consideration for services rendered and to be rendered under the agreements.

     The Common Stock is not subject to any restriction on transferability. Recipients of shares other than persons who are affiliates of the Company within the meaning of the Securities Act of 1933 (the Act) may sell all or part of the shares in any way permitted by law including sales in the over-the-counter market at prices prevailing at the time of such sale. None of the shares registered hereunder are being sold to anyone who is an affiliate of the Company. An affiliate is, summarily, any director, executive officer or controlling shareholder of the Company. The affiliates of the Company may become subject to Section 16(b) of the Securities Exchange Act of 1934 as amended (the Exchange Act) which would limit their discretion in transferring the shares acquired in the Company. If the Consultant who is not now an affiliate becomes an affiliate of the Company in the future; he would then be subject to Section I(b) of the Exchange Act (See General Information --- Restrictions on Resale).

     The Common Stock is presently listed and trading under the symbol IEGY on the OTCBB.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is March 11, 2002

     This Prospectus is not part of any Registration Statement which was filed and been effective under the Securities Act of 1933 as amended (the Securities
Act) and does not contain all of the information set forth in the Registration Statement, certain portions of which have seen offered pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (The
Commission) under the Securities Act. The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or other filings of the Company with the Commission are qualified in their entirety by the reference thereto.

     A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: INDIGO ENERGY INC.., 535 Westgate Drive, Napa, California 94558 (707) 254-9302.

     The Company is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports as well as the proxy statements, information statements and other information filed by the Company under the Exchange Act may be reviewed and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.C. Washington D.C. 20549. Copies my be obtained at the prescribed rates. In addition the Common Stock is presently not quoted but the Company is filing Form 15c-211 and expects to be on the automated quotation system maintained by the National Association of Securities Dealers, Inc. (NASD) in the near future. Thus copies of these reports, proxy statements, information statements and other information may also be examined at the offices of the NASD at 1735 K Street N.C. Washington DC 20549 in the near future..

     No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any one to whom it is unlawful to make an offer or solicitation

     Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has not been a change in the affairs of the Company since the date hereof.

                                TABLE OF CONTENTS


PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS                      7

ITEM 1. PLAN lNFORMATION                                                  7

GENERAL lNFORMATION                                                       7
The Company                                                               7
Purpose                                                                   7
Common Stock                                                              7
The Consultant                                                            7
No Restrictions on Transfer                                               7
Tax Treatment to the Consultant                                           7
Tax Treatment to the Company                                              8
Restrictions on Resales                                                   8

DOCUMENTS INCORPORATED BY REFERENCE & ADDITIONAL INFORMATION              8

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
INFORMATION
Legal Opinion and Experts                                                 9
Indemnification of Officers and Directors                                 9

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT                        9

ITEM 3.  lNCORPORATION OF DOCUMENTS BY REFERENCE                          9

ITEM 4.  DESCRIPTION OF SECURITIES                                        9

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL                          10

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS                       10

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED                             10

ITEM 8.  EXHIBITS                                                        10

ITEM 9.  UNDERTAKINGS                                                    11

EXHIBIT INDEX                                                            14

                                     PART 1

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information

GENERAL INFORMATION

The Company

         The Company has its principal offices at 535 Westgate Drive, Napa, California 94558, telephone (707) 254-9302.

Purposes

         The Common Stock will be issued by the Company pursuant to an agreement entered into between the Consultant and the Company and approved by the Board of Directors of the Company (the "Board of Directors"). The agreements are intended to provide a method whereby the Company may be stimulated by the personal involvement of the Consultant in the Company's mergers and acquisition efforts thereby advancing the interests of the Company, and all of its shareholders. A copy of the agreement has been filed as an exhibit to this Registration Statement.

Common Stock

         The Board has authorized the issuance of up to 50,000 shares of the Common stock to the Consultant upon effectiveness of this registration Statement.

The Consultant

         The Consultant has agreed to provide its expertise and advice to the Company on a non-exclusive basis for the purpose of assisting the Company in matters of business development, business and corporate image.

No Restrictions on Transfer

         The Consultant will become the record and beneficial owners of the shares of Common Stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.


Tax Treatment to the Consultant

         The Common Stock is not qualified under Section 401(a) of the Internal Revenue Code. The Consultant, therefore, will be deemed for federal income tax purposes to recognize ordinary income during the taxable year in which the first of the following events occurs: (a) the shares become freely transferable, or
(b) the shares cease to be subject to a substantial risk of forfeiture. Accordingly, the Consultant will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. If, however, the Consultant receives shares of common stock pursuant to the exercises of an option or options at an exercise price below the fair market value of the shares on the date of exercise, the difference between the exercise price and the fair market value of the stock on the date of exercise will be deemed ordinary income for federal income tax purposes. The Consultant is urged to consult his tax advisor on this matter. Further, if any recipient is an "affiliate", Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation.

Tax Treatment to the Company

         The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be an expense deductible by the Company for federal income tax purposes of the taxable year of the Company during which the recipient recognizes income.

Restrictions of Resales

         In the event that an affiliate of the Company acquires shares of Common Stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of Common Stock in the six months preceding or following the receipt of shares hereunder, any so called "profit", as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to the Company. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the exchange Act. The Company has agreed that for the purpose of any "profit" computation under 16(b) the price paid for the common stock issued to affiliates is equal to the value of services rendered. Shares of common Stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.

DOCUMENTS INCORPORATED BY REFERENCE AND ADDITIONAL INFORMATION

         The Company hereby incorporates by reference (i) its initial report of Form 10-SB filed pursuant to Section 12(g) of the Exchange Act, (ii) any and all Forms 10-Q (10-QSB) filed under the Securities or Exchange Act subsequent to any filed form 10-K (or 10-KSB), as well as all other reports filed under Section 13 of the Exchange Act, and (iii) its annual report, if any, to shareholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by the Company pursuant to Section 13, 4, or 15(d) of the Exchange Act prior to the termination of this offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing. All documents which when together, constitute this Prospectus, will be sent or given to participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.


Item 2.  Registrant Information and Employee Plan Annual Information

         A copy of any document or part hereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: INDIGO ENERGY INC.., 535 Westgate Drive, Napa, California 94558, telephone (707) 254-9302.
Legal Opinions and Experts

         Warren J. Soloski has rendered an opinion on the validity of the securities being registered. Mr. Soloski is not an "affiliate" of the Company and does not have any interest in the registrant.

         The financial statements of INDIGO ENERGY INC.., incorporated by reference in the Company's Annual Report (Form 10-KB) for the period ended December 31, 2000 have been audited by Freeman & Davis, Certified Public Accountants, independent auditors, as set forth in their report incorporated herein by reference and are incorporated herein in reliance upon such report given upon the authority of the firm as experts in auditing and accounting.

Indemnification of Officers and Directors

         Insofar as indemnification of liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the company, the company has been informed that in the opinion of the commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         Registrant hereby states that (i) all documents set forth in (a) through (c), below, are incorporated by reference in this registration statement, and (ii) all documents subsequently filed by registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

(a) Registrant's latest Annual Report, whether filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a), above; and

(c)  The latest  prospectus  filed  pursuant to Rule 424(b) under the Securities
     Act.


Item 4.  Description of Securities

         No description of the class of securities (i.e., the $.001 par value Common Stock ) is required under this item because the common Stock is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

         Mr. Soloski, whose firm is rendering the legal opinion for this registration, will not benefit from the registration of shares under the terms of the consulting agreement.

Item 6.  Indemnification of Directors and Officers

         Insofar as indemnification of liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the company, the company has been informed that in the opinion of the commission such indemnification is against public policy as expressed in the Securities Act and, therefore, unenforceable. The Company may purchase and maintain insurance for the benefit of its Directors and Officers as such, as the Board of directors may from time to time determine.


Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

(a) The following exhibits are filed as part of this S-8 registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:


Exhibit No.                         Title

 4.                                 Not Applicable

 5. Opinion of Warren J. Soloski regarding the legality of the securities registered.

10.                                 Consulting Agreement with Brent Fouch.

15.                                 Not Required

23.1 Consent of Warren J. Soloski, special counsel to registrant, to the use of his opinion with respect to the legality of the securities being registered hereby and to the references to him in the Prospectus filed as a part hereof.

23.2                                Consent of Freeman & Davis, Certified Public
                                    Accountants

27.                                 Not Required

28.                                 Not Required

29.                                 Not Required

Item 9.  Undertakings

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                    (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) reflect in the  prospectus  any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

                    (iii)include any  material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           provided, however, paragraphs (i) and (ii) shall not
                  apply if the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the registrant small business issuer under the Exchange Act.

                  (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Napa, California on the 13th day of March, 2002


                               INDIGO ENERGY INC.
                               (Registrant)


                           By: /s/ Christopher Gabrys
                           Christopher Gabrys, President


         Pursuant to the requirements of the 1933 Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated:

         Signatures             Title                              Date


/s/ Christopher Gabrys          President/Chief Executive       March 13, 2002
    Christopher Gabrys            Officer and Director

/s/ Joel Bloomer                Chairman of the Board           March 13, 2002
    Joel Bloomer

/s/ Rick Campbell               Secretary and Treasurer         March 13, 2002
    Rick Campbell                 and Director

/s/ J. Michael Neary            Director                        March 13, 2002
    J. Michael Neary

                         FORM S_8 REGISTRATION STATEMENT


         EXHIBIT INDEX

         The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S_B and are specifically incorporated herein by this reference:

Exhibit Number
In Registration
Statement                           Descriptions                   Numbered Page
-------------------------------------------------------------------------------

 5.               Opinion of Counsel                                         15

10.               Consulting Agreement with Brent Fouch,                     17

23.1              Consent of Warren J. Soloski                               22

23.2              Consent of Freeman & Davis, Certified Public Accountants.  23

Christopher Gabrys, President
INDIGO ENERGY INC..
535 Westgate Drive.
Napa, CA 94558

         Re:  Legal Opinion for S_8 Registration Statement

Dear Mr. Gabrys:

         At your request, I have examined the form of Registration Statement which INDIGO ENERGY INC.. "Company") is filing with the Securities and Exchange Commission, on Form S_8 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 50,000 shares of your Common Stock (the "Stock") issuable pursuant to satisfaction of conditions set forth in the agreement with the Consultant to the Company (the "Consulting Agreement").

         In rendering the following opinion, I have examined and relied only upon the documents, and certificates of officers and directors of the Company as are specifically described below. In my examination, I have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to me as originals, and the conformity with the original documents of all documents submitted to me as copies. My examination was limited to the following documents and no others:

     1.   Certificate of Incorporation of the Company, as amended to date;

     2.   Bylaws of the Company, as amended to date;

     3. Resolutions adopted by the Board of Directors of the Company authorizing entry into a consultant agreement;

     4.   The Registration Statement;

     5. The agreement with the Brent Fouch for whom the shares are being registered in the Registration Statement.

         I have not undertaken, nor do I intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records. Based upon the foregoing, it is my opinion that: (i) the Stock to be issued under the agreements, subject to effectiveness of the Registration Statement and compliance with applicable blue sky laws, and execution of the Consulting Agreement in accordance with the contracts as contemplated, when issued, will be duly and validly authorized, fully paid and non_assessable; and (ii) no consent, approval, order or authorization of any regulatory board, agency, or instrumentality having jurisdiction over the Company or its properties (other than registration under the Act or qualification under state securities or Blue Sky laws or clearance from the NASD) is required for the valid authorization, issuance and delivery of the Stock, or, if required, it has been obtained and is in full force and effect.

         I express no opinion as to compliance with the securities or "blue sky" laws of any state in which the stock delivered upon fulfillment of the agreements is proposed to be offered and sold or as to the effect, if any, which non_compliance with such laws might have on the validity of issuance of the stock.

         I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purposes of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the stock issued as described in the Registration Statement in connection with the offering described therein. Other than as provided in the preceding sentence, this opinion (i) is addressed solely to you, (ii) may not be relied upon by any other party, (iii) covers only matters of federal law and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction, (iv) may not be quoted or reproduced or delivered by you to any other person, and (v) may not be relied upon for any other purpose whatsoever. Nothing in this opinion shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

         By giving you this opinion and consent, I do not admit that I am an expert with respect to any part of the Registration Statement within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1993, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

         The information set forth herein is as of the date of this letter. I disclaim any undertaking to advise you of changes which may be brought to my attention after the effective date of the Registration Statement.

Very truly yours,

   /s/  Warren J. Soloski
Warren J. Soloski

                  INDEPENDENT CONTRACTOR/CONSULTING AGREEMENT

         THE AGREEMENT is made and entered into as of this 8th day of March, 2002 by and between INDIGO ENERGY INC.., hereinafter referred to as "Client", with its principal place of business at 535 Westgate Drive, Napa, California 94558, and, Brent Fouch, with his place of business at 990 Highland Drive, Suite 106, Solana Beach, CA 92075 hereinafter referred to as "Consultant".

RECITALS

     A.   WHEREAS, Client is a developer of energy storage devices; and

     B. WHEREAS, the Consultant is generally knowledgeable in the areas of the business operations of the Company and possesses experience in business strategy and business development, and corporate image advertising; and

     C. WHEREAS, the Company wishes to engage the Consultant on a nonexclusive basis as an independent contractor to utilize Consultant's general planning knowledge and business management experience for this type of Company; and

     D. WHEREAS, the Consultant is willing to be so retained on the terms and conditions as set forth in this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

     1. Engagement. The Company hereby retains and engages Consultant to perform the following consulting services (the "Consulting Services");

         1.1 Duties of Consultant. The Consultant will provide such services and advice to the Company so as to advise the Company in matters of Corporate image advertising, business development and business strategy. Without limiting the generality of the foregoing, Consultant will also assist the Company in developing, studying and evaluating acquisition proposals, prepare reports and studies thereon when advisable, and assist in matters of executive compensation and discussions pertaining thereof under direction of Joel Bloomer, Chairman of the Board. Nothing contained herein constitutes a commitment on the part of the Consultant to find an acquisition target for the Company or, if such target is found, that any transaction will be completed. This Agreement is not a contract for listing services, and nothing in this Agreement will require the Consultant to negotiate on behalf of the Company with corporations that are involved with listings or making a market in corporate securities in the OTC markets.

     2. Duties Expressly Excluded. This Agreement expressly excludes the Consultant from providing any and all capital formation and/or public relation services to the Company inclusive of but not limited to (i) direct or indirect promotion of the Company's securities; (ii) assistance in making of a market in the Company's securities; and (iii) assistance in obtaining debt and/or equity financing. The Consultant shall not have the power of authority to bind the Company to any transaction without the Company's prior written consent.

     3. Consideration. Client and Consultant agree that Consultant receive from the Client a fee of Fifty Thousand (50,000) shares of Clients common stock, as consideration for the services rendered pursuant to this Agreement. The Company shall file forthwith a registration statement on Form S-8 covering such issuance.

     4. Term. This Agreement shall be effective for a term of three (3) months starting from the date first written above unless sooner terminated upon mutual written agreement of the parties hereto.

     5. Expenses. Consultant shall bear his out-of-pocket costs and expenses incident to performing the Consulting Services, with a right of reimbursement from the Company if such expenses are pre-approved by the Company.

     6. Consultant's Liability. In the absence of gross negligence or willful misconduct on the part of the Consultant or the Consultant's breach of any terms of this Agreement, the Consultant shall not be liable to the Company or to any officer, director, employee, stockholder or creditor of the Company, for any act or omission in the course of or in connection with the rendering or providing of services hereunder. Except in those cases where the gross negligence or willful misconduct of the Consultant or the breach by the Consultant of any terms of this Agreement is alleged and proven, the Company agrees to defend, indemnify, and hold the Consultant harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in the defense of the Consultant) which may in any way result from services rendered by the Consultant pursuant to or in any connection with this Agreement. This indemnification expressly excludes any and all damages as a result of any actions or statements, on behalf of the Company, made by the Consultant without the prior approval or authorization of the Company.

     7. Company's Liability. The Consultant agrees to defend, indemnify, and hold the Company harmless from an against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in defense of the Company) which may in any way result pursuant to its gross negligence or willful misconduct or in any connection with any actions taken or statements made, on behalf of the Company, without the prior approval or authorization of the Company or which are otherwise in violation of applicable law.

     8. Representations. The Consultant makes the following representations:

     a. Consultant has no prior or existing legally binding obligations that are in conflict with its entering into this Agreement;
     b. Consultant shall not offer or make payment of any consideration to brokers, dealers, or others for purposes of inducing the purchase, making of a market or recommendation for the purchase of the Company's securities;
     c. Consultant is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities commission;
     d. Consultant's activities and operations fully comply with now and will comply with in the future all applicable state and federal securities laws and regulations;
     e. Consultant understands that, as a result of its services, it may come to possess material non-public information about the Company, and that it has implemented internal control procedures designed to reasonably to insure that it and none of its employees, agents, Consultant or affiliates, trade in the securities of client companies while in possession of material non-public information;
     f. During the term of this Agreement and for a period of two years thereafter, the Consultant shall treat as the Company's confidential trade secrets all date, information, ideas, knowledge and papers pertaining to the affairs of the Company. Without limiting the generality of the foregoing, such trade secrets shall include: the identity of the Company's customers, suppliers and prospective customers and suppliers; the identity of the Company's creditors and other sources of financing; the Company's estimating and costing procedures and the cost and gross prices charged by the Company for its products; the prices or other consideration charged to or required of the Company by any of its suppliers or potential suppliers; the Company's sales and promotional policies; and all information relating to entertainment programs or properties being produced or otherwise developed by the Company. The Consultant shall not reveal said trade secretes to others except in the proper exercise of its duties for the Company, or use their knowledge thereof in any way that would be detrimental to the interest of the Company, unless compelled to disclose such information by judicial or administrative process; provided, however, that the divulging of information shall not be a breach of this Agreement to the extent that such information was (i) previously known by the party to which it is divulged, (ii) already in the public domain, all through no fault of the Consultant, or (iii) required to be disclosed by Consultant pursuant to judicial or governmental order. The Consultant shall also treat all information pertaining to the affairs of the Company's suppliers and customers and prospective customers and suppliers as confidential trade secrets of such customers and suppliers and prospective customers and suppliers, and:
     g. Consultant agrees to notify the Company immediately if, at any time, any of the representations and warranties made by the Consultant herein are no longer true and correct or if a breach of any of the representations and warranties made by the Consultant herein occurs,

     9. The Company makes the following representations:

     a. The Company is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities commission;

     b. The Company is in good standing in its state of incorporation;

     c. The Company and its senior management are not aware of any materially adverse events not previously disclosed in the Company's annual and quarterly reports with the Securities and Exchange Commission.

     10. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and the Consultant and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the primary subject matter hereof. This Agreement shall not be modified except by written instrument duly executed by each of the parties hereto.

     11. Waiver. No waiver of nay of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provisions, nor shall any waiver constitute a continuing wavier. No waiver shall be binding unless executed in writing by the party making the waiver.

     12. Assignment and Binding Effect. This Agreement and the rights hereunder may not be assigned by the parties (except by operation of law or merger) and shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives.

     13. Notices. Any notice or other communication between the parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, or faxed and confirmed at the following locations:

                           Company:
                           INDIGO ENERGY INC..
                           535 Westgate Drive,
                           Napa, California 94558
Attn: Joel Bloomer
                           Consultant:
                           Brent Fouch
                           990 Highland Drive, Suite 106,
                           Solana Beach, CA 92075
                           Attn: Brent Fouch

or at such other location as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice or other communication shall be deemed to be given on the date of receipt.

     14. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of this Agreement.

     15. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to conflicts of laws.

     16. Headings. The headings of this Agreement are inserted solely for the convenience of reference and are not part of, and are not intended to govern, limit or aid in the construction of any term or provision hereof.

     17. Further Acts. Each party agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions and intent of this Agreement.

     18. Acknowledgment Concerning Counsel. Each party acknowledges that it had the opportunity to employ separate and independent counsel of its own choosing in connection with this Agreement.

     19. Independent Contractor Status. There is no relationship, partnership, agency, employment, franchise or joint venture between the parties. The parties have no authority to bind the other or incur any obligations on their behalf.

     20. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly execute this Agreement as of the date first written above.

INDIGO ENERGY INC..


BY:_____________________________________
         Joel Bloomer, its CEO


Brent Fouch

 _________________________________________
Brent Fouch

WARREN J. SOLOSKI Letterhead


CONSENT OF COUNSEL


         I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purposes of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the stock issued as described in the Registration Statement in connection with the offering described therein.


            /s/  Warren J. Soloski
         Warren J. Soloski
         Special Counsel to INDIGO ENERGY INC..

         Freeman & Davis, Certified Public Accountants

         CERTIFIED PUBLIC ACCOUNTANTS  Letterhead

         CONSENT OF INDEPENDENT AUDITORS


     We consent to the use in this Registration Statement of INDIGO ENERGY INC. on Form S_8 for our report relating to the financial statements of INDIGO ENERGY INC. For Year Ending December 31, 2000.

            /s/                     Certified Public Accountants